EXHIBIT 23
                       CONSENT OF INDEPENDENT ACCOUNTANTS



          We consent to the incorporation by reference in the registration statement of Proler International Corp. on Form S-8 (File No. 33-35013) of our reports dated April 29, 1996, on our audits of the consolidated financial statements of Proler International Corp. and subsidiaries and the combined financial statements of Proler International Corp.'s Joint Operations as of January 31, 1996 and 1995, and for each of the three years in the period ended January 31, 1996, which reports are included in this Annual Report on Form 10-K.




                                                        COOPERS & LYBRAND L.L.P.


Houston, Texas
April 29, 1996



                       CONSENT OF INDEPENDENT ACCOUNTANTS



         We consent to the incorporation by reference in the registration statement of Proler International Corp. on Form S-8 (File No. 33-35013) of our reports dated March 18, 1996 and February 26, 1996, respectively, on our audits of the consolidated financial statements of Prolerized Schiabo-Neu Company as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995, 1994 and 1993 and Dover Barge Company as of January 31, 1996 and 1995, and for each of the three years in the period ended January 31, 1996, 1995 and 1994 (not presented separately therein), which reports are included in this Annual Report on Form 10-K.




                                                    LA GUARDIA & PETRELLA L.L.C.

Fort Lee, New Jersey
April 29, 1996